UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

895 Don Mills Road
Bldg. 2, Suite 900
 Toronto, Ontario, Canada M3C 1W3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 1, 2023, Sphere 3D Corp. (the "Company") ceased to qualify as a foreign private issuer ("FPI") and  became a domestic issuer under the United States Securities and Exchange Act of 1933, as amended and as such is required to comply with certain Nasdaq Marketplace Rules that the Company was not subject to as a FPI.  Under Nasdaq Marketplace Rule 5620(c) ("Nasdaq Rule 5620(c)"), the minimum quorum requirement for a meeting of shareholders is 33-1/3% of the outstanding common shares, present in person or represented by proxy and such quorum requirements are required to be set forth in the issuer's by-laws.

On January 12, 2023, the Board of Directors of the Company approved an amendment to the Company's by-laws to change the minimum quorum requirements for a meeting of shareholders in order to comply with Nasdaq Rule 5620(c) (the "Amendment").  The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference into this report.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

3.1	Amendment to By-law No. 1

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 13, 2023

SPHERE 3D CORP.

By:	/s/ Patricia Trompeter
Patricia Trompeter
Chief Executive Officer